Registration No. 33-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       NATIONAL SERVICE INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                                58-0364900
(State or other  jurisdiction  of                              (IRS Employer
incorporation or organization)                               Identification No.)


              1420 Peachtree Street, N.E., Atlanta, Georgia 30309
              (Address of Principal Executive Offices) (Zip Code)


                       NATIONAL SERVICE INDUSTRIES, INC.
                      LONG-TERM ACHIEVEMENT INCENTIVE PLAN
                            (Full title of the Plan)


                                Kenyon W. Murphy
                       National Service Industries, Inc.
                                   NSI Center 1420 Peachtree Street, N.E.
                             Atlanta, Georgia 30309
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (404) 853-1440




                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------

 Title of securities to be     Amount to be       Proposed maximum        Proposed maximum           Amount of
        registered            registered (1)     offering price per      aggregate offering      registration fee
                                                      share (2)              price (2)
---------------------------- ------------------ ---------------------- ----------------------- ----------------------

National Service
Industries, Inc. Common
Stock, $1.00 par value and              75,500                 $38.00              $2,869,000                   $869
Preferred Stock Purchase
Rights (3)

National Service
Industries, Inc. Common
Stock, $1.00 par value and
Preferred Stock Purchase             1,674,500                 $42.97             $71,953,265                $21,804
Rights (4)


TOTAL                                1,750,000                                    $74,822,265                $22,673

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers any additional shares that may hereafter be issued as a result of the adjustment provisions of the National Service Industries, Inc. Long-Term Achievement Incentive Plan.

(2) Estimated solely for purposes of calculating the registration fee. Based on the option price per share for shares presently subject to options; and, for those shares with respect to which the option exercise price or other offering price is not known, determined in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices reported on the New York Stock Exchange on September 11, 1997.

(3) Shares subject to outstanding options granted under the National Service Industries, Inc. Long-Term Achievement Incentive Plan. The Preferred Stock Purchase Rights initially trade with the Common Stock, and are not currently exercisable.

(4) Shares issuable upon the exercise of options which may be granted, and other shares which may be issued, in the future, as awards under the National Service Industries, Inc. Long-Term Achievement Incentive Plan. The Preferred Stock Purchase Rights initially trade with the Common Stock, and are not currently exercisable.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

         The following documents filed by the registrant with the Commission are incorporated herein by reference:

         (a) the  registrant's  annual  report on Form 10-K  filed  pursuant  to
Section 13(a) of the Securities Exchange Act of 1934 for its fiscal year ended August 31, 1996;

         (b) all other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since August 31, 1996; and

         (c) the description of the class of securities to be offered hereby which is contained in any registration statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Omitted; inapplicable.

Item 5. Interests of Named Experts and Counsel.

         Omitted; inapplicable.

Item 6. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("Section 145") generally provides that a director or officer of a corporation: (i) shall be indemnified by the corporation for expenses in defense of any action or proceeding in connection with his service to the corporation, if he is successful in defense of the claims made against him; (ii) may, in actions other than "derivative" and similar actions, be indemnified for expenses, judgments and settlements even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful); and (iii) may be indemnified by the corporation for expenses (but not judgments or settlements) incurred to defend or settle any action by the corporation or a derivative action (such as a suit by a shareholder alleging a breach by the director or officer of a duty owed to the corporation), even if he is not successful, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification is permitted without court approval if the individual was found to be liable to the corporation. Before the permissive indemnification described in clauses (ii) and (iii) above may be made pursuant to Section 145, either (i) a majority of disinterested directors, (ii) a committee of one or more disinterested directors designated by a majority of disinterested directors,
(iii) the stockholders, or (iv) under certain circumstances, independent legal counsel in a written opinion, must determine that indemnification is appropriate in the circumstances because the applicable standards of conduct have been met.

         Delaware law permits the advancement of expenses incurred by a proposed indemnitee by the corporation in advance of final disposition of the action provided the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. The corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

         Delaware law also provides that the above rights will not be deemed exclusive of other rights of indemnification or advancement of expenses granted by by-law, agreement, vote of stockholders or disinterested directors or otherwise, as to action in an indemnitee's official capacity and as to action in another capacity while holding such office. The registrant's Certificate of Incorporation and By-laws provide such additional rights.

         Article Fifteenth of the registrant's Certificate of Incorporation, which provides contractual indemnification rights, was approved by the registrant's stockholders in 1987. It provides for mandatory indemnification of directors and officers to the full extent now authorized by the Delaware General Corporation Law (as described above) or to the further extent indemnification under the Delaware General Corporation Law is broadened in the future. Article Fifteenth also mandates advancement of expenses incurred by a proposed indemnitee, provided that, as long as Delaware law so requires, an undertaking to repay (as described above) is delivered to the registrant.

         Article Fifteenth permits persons indemnified thereunder to bring suit against the registrant to recover unpaid amounts claimed thereunder, with the expense of bringing a successful suit to be paid by the registrant. Article Fifteenth also provides that rights conferred therein are nonexclusive and that the registrant may maintain insurance to protect a director or officer against any expense, liability, or loss, whether or not the registrant had the power under the Delaware General Corporation Law to indemnify such person against that expense, liability, or loss.

         Section 7.8 of the registrant's By-laws provides rights to indemnification with respect to conduct on or before January 5, 1987, when Article Fifteenth was adopted. Section 7.8 provides indemnification rights which are similar to, but somewhat narrower than, the rights extended by Article Fifteenth.

         The registrant's directors and officers are insured against losses arising from any claim against them in such capacities for wrongful acts or omissions, subject to certain limitations.

Item 7. Exemption from Registration Claims.

         Omitted; inapplicable.

Item 8. Exhibits.1

         4(i) Relevant portions of the Restated Certificate of Incorporation of registrant, filed as Exhibit 3 of registrant's Form 10-Q for the quarter ended May 31, 1992, are incorporated herein by reference.

         4(ii) Relevant portions of the By-Laws of registrant, filed as Exhibit 3 to registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1989, are incorporated herein by reference.

         23       Consent of Arthur Andersen LLP




--------
1 Exhibits are numbered in accordance with Item 601 of Regulation S-K.

         24 Powers of Attorney authorizing David Levy and Brock Hattox to sign this Registration Statement and amendments to this Registration Statement on behalf of officers and directors of the registrant.

         Item 9. Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, National Service Industries, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 15th day of September, 1997.

                                               NATIONAL SERVICE INDUSTRIES, INC.



                                               By: /s/ Kenyon W. Murphy
                                                   Kenyon W. Murphy
                                                   Vice-President, Secretary and
                                                   Associate Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURES                       TITLE                            DATE


/s/ James S. Balloun      Chairman of the Board, President    September 15, 1997
James S. Balloun          and Chief Executive Officer


/s/ Brock Hattox          Executive Vice President and Chief  September 15, 1997
Brock Hattox              Financial Officer


/s/ Mark R. Bachmann      Vice President and Controller       September 15, 1997
Mark R. Bachmann


/s/ John L. Clendenin    *   Director                         September 15, 1997
John L. Clendenin


/s/ Robert M. Holder, Jr.*   Director                         September 15, 1997
Robert M. Holder, Jr.


/s/ James C. Kennedy     *   Director                         September 15, 1997
James C. Kennedy


/s/ David Levy               Director                         September 15, 1997
David Levy


                       (Signatures continued on next page)

/s/ Bernard Marcus       *   Director                         September 15, 1997
Bernard Marcus


/s/ John G. Medlin, Jr.  *   Director                         September 15, 1997
John G. Medlin, Jr.


/s/ Sam Nunn             *   Director                         September 15, 1997
Sam Nunn


/s/ Betty L. Siegel      *   Director                         September 15, 1997
Betty L. Siegel


/s/ Barrie A. Wigmore    *   Director                         September 15, 1997
Barrie A. Wigmore


*By: /s/ David Levy
         David Levy, Attorney-in-Fact

                                INDEX TO EXHIBITS


                                       Description                                        Page No.

Exhibit 4(i)  Relevant  portions  of  the  Restated  Certificate  of                    Incorporated by
              Incorporation  of  registrant,   filed  as  Exhibit  3                      reference
              of  Registrant's  Form  10-Q  for  the  quarter ended May 31, 1992.

Exhibit 4(ii) Relevant portions of the By-Laws of registrant,  filed                    Incorporated by
              as Exhibit 3 to  registrant's  Annual Report on Form 10-K for the            reference
              fiscal year ended August 31, 1989.

Exhibit 23    Consent of Arthur Andersen LLP

Exhibit 24 Powers of Attorney authorizing David Levy and Brock Hattox to sign this Registration Statement and amendments to this Registration Statement on behalf of officers and directors of the Registrant.

                                       8

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated October 21, 1996, incorporated by reference in the Annual Report on Form 10-K of National Service Industries, Inc. for the fiscal year ended August 31, 1996 and to all references to our firm included in this Registration Statement.



                                                     s/Arthur Andersen LLP


September 15, 1997

                                                                      Exhibit 24
Page 10


                                POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints DAVID LEVY and BROCK HATTOX, and each of them individually, his true and lawful attorneys-in-fact (with full power of substitution and resubstitution) to act for him in his name, place, and stead in his capacity as a director or officer of National Service Industries, Inc., to file a Registration Statement on Form S-8 for the $1.00 par value National Service Industries, Inc. Common Stock and plan interests to be offered in connection with the National Service Industries, Inc. Long-Term Achievement Incentive Plan, and any and all amendments thereto, with any exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.






                                            /s/ John L. Clendenin
                                                John L. Clendenin


Dated:  September 10, 1997

                                                                      Exhibit 24
                                                                         Page 11


                                POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints DAVID LEVY and BROCK HATTOX, and each of them individually, his true and lawful attorneys-in-fact (with full power of substitution and resubstitution) to act for him in his name, place, and stead in his capacity as a director or officer of National Service Industries, Inc., to file a Registration Statement on Form S-8 for the $1.00 par value National Service Industries, Inc. Common Stock and plan interests to be offered in connection with the National Service Industries, Inc. Long-Term Achievement Incentive Plan, and any and all amendments thereto, with any exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.






                                            /s/ Robert M. Holder, Jr.
                                                Robert M. Holder, Jr.


Dated:  September 10, 1997

                                                                      Exhibit 24
Page 12


                                POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints DAVID LEVY and BROCK HATTOX, and each of them individually, his true and lawful attorneys-in-fact (with full power of substitution and resubstitution) to act for him in his name, place, and stead in his capacity as a director or officer of National Service Industries, Inc., to file a Registration Statement on Form S-8 for the $1.00 par value National Service Industries, Inc. Common Stock and plan interests to be offered in connection with the National Service Industries, Inc. Long-Term Achievement Incentive Plan, and any and all amendments thereto, with any exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.






                                            /s/ James C. Kennedy
                                                James C. Kennedy


Dated:  September 10, 1997

                                                                      Exhibit 24
                                                                         Page 13


                                POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints DAVID LEVY and BROCK HATTOX, and each of them individually, his true and lawful attorneys-in-fact (with full power of substitution and resubstitution) to act for him in his name, place, and stead in his capacity as a director or officer of National Service Industries, Inc., to file a Registration Statement on Form S-8 for the $1.00 par value National Service Industries, Inc. Common Stock and plan interests to be offered in connection with the National Service Industries, Inc. Long-Term Achievement Incentive Plan, and any and all amendments thereto, with any exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.






                                            /s/ Bernard Marcus
                                                Bernard Marcus


Dated:  September 10, 1997

                                                                      Exhibit 24
Page 14


                                POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints DAVID LEVY and BROCK HATTOX, and each of them individually, his true and lawful attorneys-in-fact (with full power of substitution and resubstitution) to act for him in his name, place, and stead in his capacity as a director or officer of National Service Industries, Inc., to file a Registration Statement on Form S-8 for the $1.00 par value National Service Industries, Inc. Common Stock and plan interests to be offered in connection with the National Service Industries, Inc. Long-Term Achievement Incentive Plan, and any and all amendments thereto, with any exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.






                                            /s/ John G. Medlin, Jr.
                                                John G. Medlin, Jr.


Dated:  September 10, 1997

                                                                      Exhibit 24
                                                                         Page 15


                                POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints DAVID LEVY and BROCK HATTOX, and each of them individually, his true and lawful attorneys-in-fact (with full power of substitution and resubstitution) to act for him in his name, place, and stead in his capacity as a director or officer of National Service Industries, Inc., to file a Registration Statement on Form S-8 for the $1.00 par value National Service Industries, Inc. Common Stock and plan interests to be offered in connection with the National Service Industries, Inc. Long-Term Achievement Incentive Plan, and any and all amendments thereto, with any exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.






                                            /s/ Sam Nunn
                                                Sam Nunn


Dated:  September 10, 1997

                                                                      Exhibit 24
Page 16


                                POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints DAVID LEVY and BROCK HATTOX, and each of them individually, her true and lawful attorneys-in-fact (with full power of substitution and resubstitution) to act for her in her name, place, and stead in her capacity as a director or officer of National Service Industries, Inc., to file a Registration Statement on Form S-8 for the $1.00 par value National Service Industries, Inc. Common Stock and plan interests to be offered in connection with the National Service Industries, Inc. Long-Term Achievement Incentive Plan, and any and all amendments thereto, with any exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.





                                              s/ Betty L. Siegel
                                                 Betty L. Siegel





Dated:  September 10, 1997

                                                                      Exhibit 24
                                                                         Page 17


                                POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints DAVID LEVY and BROCK HATTOX, and each of them individually, his true and lawful attorneys-in-fact (with full power of substitution and resubstitution) to act for him in his name, place, and stead in his capacity as a director or officer of National Service Industries, Inc., to file a Registration Statement on Form S-8 for the $1.00 par value National Service Industries, Inc. Common Stock and plan interests to be offered in connection with the National Service Industries, Inc. Long-Term Achievement Incentive Plan, and any and all amendments thereto, with any exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


                                            /s/ Barrie A. Wigmore
                                                Barrie A. Wigmore


Dated:  September 10, 1997